The Bancorp, Inc. Reports Third Quarter 2009 Results

Wilmington, De - October 26, 2009 - The Bancorp, Inc. ("Bancorp") (NASDAQ: TBBK), a bank holding company, today reported results for the quarter ended September 30, 2009.

Third Quarter 2009 Financial Highlights:
  Transaction accounts increased to $1.7 billion, a 57% increase from the third quarter of 2008 and a 47% over December 31, 2008.
  Transaction accounts total 95% of total deposits at September 30, 2009.
  The cost of deposits decreased to 0.94% for the third quarter of 2009 as compared to 1.02% for the second quarter of 2009, and 2.51% for the third quarter of 2008.
  Construction loans decreased 26% from December 31, 2008 to $227.2 million at September 30, 2009.

Financial Results

Bancorp reported net income available to common shareholders for the three months ended September 30, 2009 of $787,000 or earnings per share - diluted of $0.04, based on 20,411,872 weighted average shares outstanding, compared to net income available to common shareholders of $241,000 or earnings per share - diluted of $0.02, based on 14,563,919 weighted average shares outstanding, for the three months ended September 30, 2008. For the nine months ended September 30, 2009, Bancorp reported net income available to common shareholders of $1.3 million or earnings per share - diluted of $0.08, based on 16,874,599 weighted average shares outstanding, compared to a net loss of $1.2 million or loss per share - $0.08, based on 14,562,934 weighted average shares outstanding, for the nine months ended September 30, 2008.

Balance Sheet Summary

At September 30, 2009, Bancorp's total assets were $2.0 billion, an increase of $248.6 million or 14% from December 31, 2008. Loans grew to $1.5 billion, an increase of $63.8 million or 4% from those of December 31, 2008, and deposits increased to $1.8 billion, an increase of $250.1 million or 16%, from deposits at December 31, 2008. Total common shares outstanding were 26,181,291 at September 30, 2009 and 14,563,919 December 31, 2008.

Conference Call Webcast

Interested parties can access the LIVE webcast of Bancorp's Quarterly Earnings Conference Call at 10:00 AM EDT on Monday, October 26, 2009 by clicking on the webcast link on Bancorp's homepage at www.thebancorp.com. The conference call may also be listened to by dialing 866.788.0538 using access code 53183470. For those who are not available to listen to the live broadcast, the replay of the webcast will be available following the live call on Bancorp's investor relations website and telephonically until Monday, November 2, 2009 by dialing 888.286.8010, access code 80415540.

About Bancorp

The Bancorp, Inc. is a bank holding company that operates The Bancorp Bank, an FDIC-insured commercial bank that delivers a full array of financial services and products both directly and through private-label affinity partner programs nationwide. The Bancorp Bank's regional community bank division serves the needs of small and mid-size businesses and their principals in the Philadelphia-Wilmington region.

The Bancorp, Inc. Contact

Andres Viroslav

215-861-7990

andres.viroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
	(dollars in thousands except per share data)		(dollars in thousands except per share data)
Condensed income statement
Net interest income	$ 15,975	$ 13,497	$ 46,860	$ 39,314
Provision for loan and lease losses	3,500	4,100	9,000	8,800
Non-interest income
Other than temporary impairment of investment securities	-	-	-	(8,275)
Other non-interest income	3,113	2,672	10,244	9,172
Total non-interest income	3,113	2,672	10,244	897
Non-interest expense
Loss on other real estate owned	-	-	1,700	-
Other non-interest expense	13,018	11,674	40,104	33,246
Total non-interest expense	13,018	11,674	41,804	33,246
Net income (loss) before income tax expense	2,570	395	6,300	(1,835)
Income tax expense (benefit)	818	136	2,231	(649)
Net income (loss)	1,752	259	4,069	(1,186)
Less preferred stock dividends	(565)	(16)	(1,728)	(49)
Less preferred stock accretion	(400)	-	(1,066)	-
Loss allocated to Series A preferred shareholders	-	(2)	-	8
Net income (loss) available to common shareholders	$ 787	$ 241	$ 1,275	$ (1,227)

Basic earnings (loss) per share	$ 0.04	$ 0.02	$ 0.08	$ (0.08)

Diluted earnings (loss) per share	$ 0.04	$ 0.02	$ 0.08	$ (0.08)
Weighted average shares - basic	19,731,274	14,563,919	16,305,299	14,562,934
Weighted average shares - diluted	20,411,872	14,563,919	16,874,599	14,562,934

	September 30,	June 30,	December 31,	September 30,
	2009	2009	2008	2008
Condensed balance sheet
Assets
Federal funds sold	$ 210,506	$ 12,102	$ 87,729	$ 36,485
Investment securities	141,388	143,323	106,458	116,106
Loans	1,513,131	1,459,965	1,449,349	1,469,615
Allowance for loan and lease losses	(18,436)	(18,080)	(17,361)	(15,468)
Other assets	194,445	134,268	166,200	174,204
Total assets	$ 2,041,034	$ 1,731,578	$ 1,792,375	$ 1,780,942

Liabilities and shareholders' equity
Transaction accounts	$ 1,681,125	$ 1,314,177	$ 1,144,515	$ 1,069,945
Time deposits	94,350	176,308	380,847	389,184
Total deposits	1,775,475	1,490,485	1,525,362	1,459,129
Short-term borrowings	696	43,394	70,419	131,499
Subordinated debt	13,401	13,401	13,401	13,401
Other liabilities	4,918	3,019	2,790	4,149
Shareholder's equity	246,544	181,279	180,403	172,764
Total liabilities and shareholders' equity	$ 2,041,034	$ 1,731,578	$ 1,792,375	$ 1,780,942

	Third	Second	Fourth	Third
	quarter	quarter	quarter	quarter
Average condensed balance sheet	average 2009	average 2009	average 2008	average 2008
Assets
Federal funds sold	$ 119,816	$ 23,068	$ 37,634	$ 82,984
Investment securities	140,942	135,102	116,816	115,814
Loans	1,466,921	1,470,347	1,460,204	1,444,000
Allowance for loan and lease losses	(18,204)	(19,474)	(15,853)	(14,808)
Other assets	153,545	140,054	178,834	164,891
Total assets	$ 1,863,020	$ 1,749,097	$ 1,777,635	$ 1,792,881

Liabilities and shareholders' equity
Transaction accounts	$ 1,454,565	$ 1,285,252	$ 1,050,658	$ 961,358
Time deposits	145,833	170,251	397,009	554,142
Total deposits	1,600,398	1,455,503	1,447,667	1,515,500
Short-term borrowings	33,800	96,384	125,596	84,599
Other borrowings	13,401	13,401	13,401	13,401
Other liabilities	4,239	1,192	7,090	5,842
Shareholders' equity	211,182	182,617	183,881	173,539
Total liabilities and shareholders' equity	$ 1,863,020	$ 1,749,097	$ 1,777,635	$ 1,792,881

Loan Portfolio	September 30,	June 30,	December 31,	September 30,
	2009	2009	2008	2008
	Amount	Amount	Amount	Amount

Commercial	$ 394,316	$ 363,524	$ 353,219	$ 354,575
Commercial mortgage	562,611	522,510	488,986	478,534
Construction	227,226	255,504	305,889	332,091
Total commercial loans	1,184,153	1,141,538	1,148,094	1,165,200
Direct financing leases	81,097	80,774	85,092	87,710
Residential mortgage	75,413	64,934	57,636	63,472
Consumer loans and others	170,238	170,999	157,446	151,876
	1,510,901	1,458,245	1,448,268	1,468,258
Unamortized costs (fees)	2,230	1,720	1,081	1,357
Total loans, net of unamortized fees and costs	$ 1,513,131	$ 1,459,965	$ 1,449,349	$ 1,469,615

Supplemental loan data :
Construction 1-4 family	$ 119,752	$ 124,443	$ 163,718	$ 158,310
Construction commercial, acquisition and development	107,474	131,061	142,171	173,781
	$ 227,226	$ 255,504	$ 305,889	$ 332,091

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Selected operating ratios
Return on average assets	0.38%	0.06%	0.30%	-0.09%
Return on average equity	3.32%	0.60%	2.83%	-0.89%
Net interest margin	3.74%	3.28%	3.76%	3.36%
Efficiency ratio	68.20%	72.20%	74.08%	68.57%
Book value per share (1)	$ 7.69	$ 11.78	$ 7.69	$ 11.78

(1) Excludes Series B Preferred Shares issued to the US Treasury and the associated book value

	September 30,	June 30,	December 31,	September 30,
	2009	2009	2008	2008
Asset quality ratios
Nonperforming loans to total loans	1.77%	2.09%	0.88%	0.95%
Nonperforming assets to total assets	1.31%	1.76%	0.97%	0.78%
Allowance for loan and lease losses to total loans	1.22%	1.24%	1.20%	1.05%
Nonaccrual loans	$ 11,776	$ 8,716	$ 8,729	$ 13,637
Loans 90 days past due still accruing interest	$ 15,012	$ 21,779	$ 4,055	$ 331
Other real estate owned	$ -	$ -	$ 4,600	$ -

Selected capital ratios
Tier 1 capital to average assets	13.11%	10.34%	10.10%	7.48%
Tier 1 capital total risk-weighted assets	15.61%	12.15%	11.72%	8.55%
Total capital to total risk-weighted assets	16.80%	13.38%	12.87%	9.57%